Filed Pursuant to Rule 424(b)(5)

Registration No. 333-295100

PROSPECTUS SUPPLEMENT

(To the Prospectus dated April 29, 2026)

410,998 Shares of Common Stock

Nexentis Technologies Inc.

We are offering to certain institutional investors 410,998 shares of common stock at an offering price of $7.056 per share, pursuant to this prospectus supplement and the accompanying prospectus.

In a concurrent private placement to the same investors, we are issuing unregistered warrants to purchase up to an aggregate of 410,998 shares of common stock. The unregistered warrants have an exercise price of $7.056 per share, will be immediately exercisable upon issuance, and will expire five years from the initial exercise date. The unregistered warrants and the shares of common stock issuable upon the exercise of such unregistered warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The unregistered warrants are not and will not be listed for trading on any national securities exchange.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NXTS.” The last reported sale price of our shares of common stock, as reported on the Nasdaq Capital Market on June 22, 2026 was $13.00 per share.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $12.8 million, which was calculated based on 1,042,335 shares of common stock outstanding of which 985,492 shares were held by non-affiliates, and a price per share of $13.00 which was the closing sale price of our common stock on the Nasdaq Capital Market on June 22, 2026. During the prior 12 calendar month period that ends on and includes the date hereof (but excluding this offering), we have sold approximately $1,250,000 of our securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 2  of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$7.056	$7.056
Proceeds, before expenses, to us (1)	$2,900,001.88	$2,900,001.88

(1)	The amount of the offering proceeds to us presented in this table does not include proceeds from the sale of the unregistered warrants in the concurrent private placements nor does it give effect to any exercise of such warrants.

Delivery of the securities issued pursuant to this prospectus supplement and accompanying prospectus is expected to be made on or about June 23, 2026, subject to the satisfaction of certain closing conditions.

The date of this prospectus supplement is June 22, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File No. 333- 295100) utilizing a shelf registration process relating to the securities described in this prospectus supplement was declared effective on April 29, 2026. Under that shelf registration statement, of which this prospectus supplement is a part, we may, from time to time, sell up to an aggregate of $100 million of shares of common stock, shares of preferred stock, subscription rights, debt securities, warrants and units. As of June 22, 2026, we have sold approximately $1.25 million of our securities under that shelf registration statement. We sometimes refer to the shares of common stock as the “securities” throughout this prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus concerning Nexentis Technologies Inc. The second part is the accompanying prospectus, dated April 29, 2026, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement, on the one hand, and the accompanying prospectus, or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. Neither we nor the placement agent have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We may authorize one or more “free writing prospectuses” (i.e. written communications concerning the offering that are not part of this prospectus supplement) that may contain certain material information relating to this offering. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and any accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements. Any forward-looking statements are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement. Because the risk factors referred to above, as well as the risk factors referred to on page S-5  of this prospectus supplement and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required under applicable securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context otherwise requires, the terms “Nexentis,” “we,” “us,” “our,” or “our company” refer to Nexentis Technologies Inc., and Save Foods Ltd., our former 98.48% owned subsidiary (“Save Foods”), and MitoCareX Bio Ltd., our wholly owned subsidiary (“MitoCareX”) and our wholly owned subsidiary, NITO Renewable Energy, Inc. (“NITO Renewable”), which owns 70% of SB Storage 1 S.R.L.

Overview

We are focused on sustainable operations in various industries such as biotechnology and solar projects. Our activities are advancing innovative drug development solutions through MitoCareX to improve treatments for cancer and inflammatory metabolic diseases.

We currently operate through our wholly owned Israeli subsidiary and our Nevada wholly-owned subsidiary and collaborate and invest in a joint venture in the solar energy sector:

MitoCareX, which has been our wholly owned subsidiary since October 2025, develops and advances targeted small-molecule therapeutics for cancer and inflammatory metabolic diseases by focusing on the mitochondrial SLC25A protein family. MitoCareX’s solutions are designed to inhibit specific SLC25A mitochondrial carrier proteins that play a key role in cellular energy metabolism, thereby disrupting the disease related metabolic state. We are currently focused on Non-Small Cell Lung Cancer (NSCLC) and pancreatic cancer as well as inflammatory metabolic diseases as our main targeted indications. We routinely utilize structural biology in combination with computational chemistry to discover, design and develop drug candidates that selectively bind to our SLC25A targets of interest. Our approach leverages our proprietary MITOLINE™ algorithm, which enables the reliable generation of 3D molecular structural models across the human SLC25A proteins and allows for large-scale virtual screening campaigns of small molecules against these targets. MITOLINE™ provides a platform-level starting point to enable modelling of mitochondrial carrier targets and further develop novel therapeutics in areas where to date no FDA-approved SLC25A-directed therapies exist. A key advantage of our platform is its ability to address the historical lack of experimental structural data that has limited drug discovery efforts targeting SLC25A proteins, thereby expanding the druggable target space within mitochondrial biology. By enabling rational, structure-guided small molecule discovery at scale, MitoCareX’s solutions are designed to unlock new treatment opportunities in cancer and inflammatory metabolic and disease indications associated with mitochondrial dysfunction.

S-1

We collaborate with Solterra Renewable Energy Ltd., an Israeli corporation (“Solterra”) and a wholly-owned subsidiary of Solterra Energy Ltd., an Israeli corporation (“Solterra Energy”), which operates in the solar energy sector and presents certain investment opportunities in solar photovoltaic (“PV”) projects. Solterra engages in the development of renewable energy projects through its subsidiaries. Currently, operations are conducted in Italy, Poland, and Germany, with potential expansion to additional countries. Our subsidiary, NITO Renewable, was established in February 2025 in the State of Nevada and has a 70% interest in the joint venture in Italy. Solterra’s business strategy primarily involves selling renewable energy projects to third parties at various stages of development, from the initial land identification and project advancement through construction, operation, or sale to a third party. Currently, most projects are expected to be sold at various development stages, with the possibility of a larger portion of projects being held long-term for operation by Solterra in the future. We currently intend to continue to collaborate with Solterra as Solterra surveys the European solar energy market for additional projects.

During 2025, the Company underwent significant changes to its business operations. In April 2025, the Company completed the sale of its NTWO OFF Ltd. operations. In addition, during 2025, the Company classified its Save Foods operations as held for sale and discontinued operations. Accordingly, the results of these operations are presented separately in the consolidated financial statements and are not included in the discussion of continuing operations below.

As a result of these changes, the Company’s consolidated financial statements for the periods presented have been reclassified to conform to the current presentation, and therefore may not be directly comparable to prior periods. Unless otherwise indicated, the discussion below relates to the Company’s continuing operations.

On January 13, 2026, we entered into a Securities Exchange Agreement (the “SF Agreement”) with Voice Assist, Inc., a public company incorporated under the laws of the State of Nevada (“Voice Assist”), and, for certain limited purposes set forth therein, Save Foods. On January 13, 2026, we also entered into a Services Agreement with Voice Assist (the “Services Agreement”), pursuant to which we will provide non-exclusive general advisory, support, collaboration and related services to Voice Assist from time to time for consideration consisting of deferred cash from future Voice Assist financings (subject to a $1,000,000 cap), royalty consideration on “New Future Projects” (as defined in the Services Agreement) over specified periods, and a share of any “Ecolab Gross Proceeds” (as defined in the Services Agreement) related to the Ecolab Claim, and the Services Agreement includes successor obligations with respect to royalty consideration and a term through calendar year 2026 with the Company’s extension rights until consideration is fully received. On March 15, 2026, we closed the SF Agreement (the “Closing”). At the Closing, we transferred to Voice Assist all of the ordinary shares of Save Foods owned by us, representing approximately 98% of the issued and outstanding ordinary share capital of Save Foods, free and clear of any encumbrances and Voice Assist delivered to us number of shares of common stock of Voice Assist, par value $0.001 per share, that represented 19.99% of Voice Assist shares of common stock.

We currently own 19.99% of Voice Assist.

Additionally, we currently own approximately 8.3% of Plantify Foods Inc. (“Plantify”), a Canadian-based public company listed on the TSX Canadian exchange that was previously engaged in the food tech industry primarily through its Israeli subsidiary, Piece of Bean Ltd. (“Piece of Bean”), which was involved in the production and distribution of clean label food. Piece of Bean’s factory and business operations, located in Kibbutz Gonen in the Golan Heights, was severely impacted by the recent war in Israel, and Piece of Bean is in the process of voluntary insolvency proceedings. As a consequence, Plantify currently essentially has no business activity and minimal liquidity.

Recent Developments

Registered Direct Offering and Concurrent Private Placement – June 2026

On June 12, 2026, we entered into a securities purchase agreement with certain investors pursuant to which we issued and sold in a registered direct offering, or the First June 2026 Registered Direct Offering, an aggregate of 311,876 of our shares of common stock.

In a concurrent private placement, or the First June 2026 Private Placement and together with the First June 2026 Registered Direct Offering, the First June 2026 Offerings, we also issued to the same investors an aggregate of 311,876 common warrants to purchase up to 311,876 shares of our common stock. The common warrants are exercisable upon issuance at an exercise price of $4.008 per share, subject to adjustment as set forth therein, and have a 5-year term from the issuance date. The common warrants may be exercised on a cashless basis if there is no effective registration statement registering the shares of common stock underlying such common warrants. A holder of the common warrants will not have the right to exercise any portion of its common warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates or any other persons whose beneficial ownership of shares of our common stock would be aggregated with the holder’s or any of the holder’s affiliates), would beneficially own shares of our common stock in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise.

Aggregate gross proceeds in respect of the First June 2026 Offerings were approximately $1.25 million, before deducting offering expenses payable by us. The First June 2026 Offerings closed on June 15, 2026.

Company Information

Our principal executive offices are located at Pinhas Sapir St. 3, Kiryat HaMada, Ness Ziona 7403626, Israel and our telephone number is (347) 468-9583. Our website address is www.nexentistech.com. This website address is included in this prospectus as an inactive textual reference only. The information and other content appearing on our website are not part of this prospectus.

S-2

THE OFFERING

Shares of common stock offered by us	410,998 shares of common stock.

Offering price per share	$7.056

Shares of common stock to be outstanding immediately after this offering	1,453,333 shares of common stock.

Concurrent private placements warrants	In a concurrent private placement to the same investors, we are issuing unregistered warrants to purchase up to an aggregate of 410,998 shares of common stock. The unregistered warrants have an exercise price of $7.056 per share, will be immediately exercisable upon issuance, and will expire 60 months from the initial exercise date. The unregistered warrants and the shares of common stock issuable upon the exercise of such unregistered warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The unregistered warrants are not and will not be listed for trading on any national securities exchange.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes and working capital. See “Use of Proceeds” on page S-7.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement before deciding to invest in our securities.

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “NXTS”.

S-3

The number of shares of common stock to be outstanding immediately after this offering is based on 1,042,335 shares of common stock outstanding as of June 22, 2026, and excludes as of such date:

●	43 shares of common stock issuable upon exercise of outstanding options under our 2018 Equity Incentive Plan and 2022 Share Incentive Plan at a weighted exercise price of $5,829, and 20,928 shares of common stock underlying restricted stock units under our 2022 Share Incentive Plan;

●	123,651 shares of common stock reserved for potential future issuance pursuant to our 2018 Equity Incentive Plan and 2022 Share Incentive Plan, combined;

●	2,173,478 shares of common stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $1.76 per share, subject to adjustment as set forth in each such warrant;

●	4,999 shares of common stock issuable upon the exercise of pre-funded warrants, outstanding at a weighted exercise price of $0.001 per share; and

●	139,520 shares of common stock issuable upon achievement of certain milestones pursuant to the Securities Purchase and Exchange Agreement, as amended on May 18, 2025 and July 23, 2025, with MitoCareX, SciSparc Ltd. (the “MitoCareX Agreement”).

Unless otherwise indicated, all information in this prospectus supplement (i) excludes warrants to purchase up to an aggregate of 410,998 shares of common stock to be issued in the concurrent private placements at an exercise price of $7.056 per share issued in the concurrent private placement, (ii) excludes warrants to purchase up to an aggregate of 311,876 shares of common stock to be issued in the First June 2026 Private Placement at an exercise price of $4.008 per share, (iii) assumes no exercise of the outstanding options or warrants described above, and (iv) gives retroactive effect to the 1 for 7 reverse stock split effected on April 8, 2026.

S-4

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the risk factors and other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, specifically including the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, and the financial statements and related notes filed therewith.

Risks Relating to this Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our results of operations or the market value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.

You may experience future dilution as a result of future equity offerings and other issuances of our shares of common stock or other securities. In addition, this offering and future equity offerings and other issuances of our shares of common stock or other securities may adversely affect our shares of common stock.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for shares of common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, the sale of shares in this offering and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our shares of common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our shares of common stock.

Sales of a substantial number of our shares of common stock in the public market could cause our stock price to fall.

We may issue and sell additional shares of common stock in the public markets, including during this offering. As a result, a substantial number of our shares of common stock may be sold in the public market. Sales of a substantial number of our shares of common stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities.

S-5

Because we do not currently intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain with respect to your investment for the foreseeable future.

The exercise of our outstanding options and warrants will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants, vesting of outstanding restricted stock units or any future issuance of additional shares of common stock or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.

Conditions in Israel and regional instability may adversely affect our operations.

All of our employees, including our management team, operate from locations in Israel. In addition, all of our directors are residents of Israel. Accordingly, military, political, and economic conditions in Israel may directly affect our business.

Israel has experienced, and may in the future experience, armed conflicts, terrorist activity, civil unrest, and political instability, which could disrupt our operations and supply chain. Such conditions may result in the call-up of our employees for military reserve duty for extended periods, reducing workforce availability. Armed conflict or terrorist activity may cause physical damage to our facilities or to public infrastructure, utilities, and telecommunications networks in Israel, and Israeli companies may face heightened cybersecurity threats during periods of regional tension. These disruptions could lead to increased operating costs, challenges to business continuity, risks to employee safety, and difficulties in delivering products and services in a timely manner. In addition, counterparties to our agreements may assert force majeure claims based on security conditions in Israel, which could affect our ability to meet contractual obligations or enforce the obligations of others.

Regional instability and armed conflict may have broader adverse effects on economic and financial conditions in Israel, including effects on credit markets, currency valuation, inflation, and labor markets. Prolonged conflicts have in the past required significant mobilization of military reservists, including personnel employed in the sector in which we operate, which may affect workforce availability across the industry. Such conditions may also result in credit rating changes for Israel, which could adversely affect access to capital and general business conditions.

Our commercial insurance does not cover losses resulting from war or terrorist attacks. While the Israeli government has in the past provided compensation for certain damages caused by such events, we cannot assure you that such government compensation programs will continue, or if continued, will be sufficient to compensate us fully for any losses incurred. As of the date of this report, the impact of regional security conditions on our results of operations and financial condition has not been material; however, such impact could increase and may become material if conditions deteriorate. Any significant losses or damages incurred by our Israeli operations as a result of armed conflict, terrorist activity, or related instability could have a material adverse effect on our business, financial condition, and results of operations.

S-6

USE OF PROCEEDS

We estimate that the net proceeds from this offering and the concurrent private placements, after deducting the estimated offering expenses payable by us, will be approximately $2.88 million, excluding the exercise of warrants issued in the concurrent private placement.

We intend to use the net proceeds from the sale of the securities offered under this prospectus supplement and the concurrent private placement for general corporate purposes and working capital.

Our management will have broad discretion in the application of the net proceeds from this offering and the concurrent private placement could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or increase our market value.

Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

S-7

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

S-8

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 410,998 shares of our common stock, par value $0.0001 per share.

The material terms and provision of our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of March 31, 2026. Such information is set forth on the following basis:

●	actual basis;

●	on a pro forma basis to give effect to (i) the offering of 311,876 shares of common stock in a registered direct offering placement, and (ii) the issuance of 311,876 unregistered warrants in a concurrent private placement at a combined purchase price of $4.008, after deducting the estimated offering expenses payable by us, as if such events had occurred on March 31, 2026; and

●	on a pro forma as adjusted basis to give further effect to (i) the offering of 410,998 shares of common stock in a registered direct offering, and (ii) the issuance of 410,998 unregistered warrants in a concurrent private placement at a combined purchase price of $7.056, after deducting the estimated offering expenses payable by us, as if such events had occurred on March 31, 2026.

You should read this table in conjunction with the section of this prospectus supplement under the caption “Use of Proceeds”, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and other financial information included or incorporated by reference in this prospectus supplement.

	As of March 31, 2026 (unaudited) (in $ thousands, except share and per share amounts)
	Actual	Pro Forma Adjustments	Pro Forma As Adjusted
Cash and cash equivalents	4,299	4,089	8,388
Total current liabilities	(1,740)	-	(1,740)
Stockholders’ equity:
Common Stock, $0.0001 par value: 495,000,000 shares authorized, 730,459 shares issued and outstanding, actual; 1,042,335 shares issued and outstanding, pro forma; 1,453,333 shares issued and outstanding, pro forma as adjusted.	*	*	*
Preferred stock, $0.0001 par value: 5,000,000 shares authorized as of March 31, 2026; zero (0) shares issued and outstanding as of March 31, 2026.	-	-	-
Additional paid-in capital	58,144	4,150	62,294
Foreign currency translation adjustments	(35)	-	(35)
Accumulated deficit	(45,137)	(61)	(45,198)
Total stockholders’ equity	12,972	4,089	17,061

(*) Less than $1 thousand.

The number of shares of common stock to be outstanding immediately after this offering is based on 1,042,335 shares of common stock outstanding as of March 31, 2026, and excludes as of such date:

●	43 shares of common stock issuable upon exercise of outstanding options under our 2018 Equity Incentive Plan and 2022 Share Incentive Plan at a weighted exercise price of $5,829, and 20,928 shares of common stock underlying restricted stock units under our 2022 Share Incentive Plan;

●	123,651 shares of common stock reserved for potential future issuance pursuant to our 2018 Equity Incentive Plan and 2022 Share Incentive Plan, combined;

●	2,173,478 shares of common stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $1.76 per share, subject to adjustment as set forth in each such warrant.

●	4,999 shares of common stock issuable upon the exercise of pre-funded warrants, outstanding at a weighted exercise price of $0.001 per share; and

●	139,520 shares of common stock issuable upon achievement of certain milestones pursuant to the MitoCareX Agreement.

S-9

PLAN OF DISTRIBUTION

We have arranged for the sale of the securities we are offering pursuant to this prospectus supplement to an investor through a securities purchase agreement directly between the investor and us. All of the shares will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with the prospective investor and with reference to the prevailing market price of our shares of common stock, recent trends in such price and other factors. It is possible that not all of the securities we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale of the securities will be completed on or around the date indicated on the cover page of this prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation. The transfer agent and registrar’s address is 2901 N Dallas Parkway, Suite 380, Planto, Texas 75093. The transfer agent’s telephone number is (469) 633-0101.

Trading Market

Our shares of common stock are traded on the Nasdaq Capital Market under the symbol “NXTS.”

S-10

CONCURRENT PRIVATE PLACEMENT OF WARRANTS

In a concurrent private placement to the same investors, we are issuing unregistered warrants to purchase up to an aggregate of 410,998 shares of common stock. The unregistered warrants has an exercise price of $7.056 per share, will be immediately exercisable upon issuance, and will expire five years from the initial exercise date. The unregistered warrants and the shares of common stock issuable upon the exercise of such unregistered warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The unregistered warrants are not and will not be listed for trading on any national securities exchange.

Accordingly, the investor may exercise the unregistered common stock warrants and sell the shares of common stock issuable upon the exercise of such warrants only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The investor is required to be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

A holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us. In addition, the holder of the warrants will have the right to participate in any rights offering or distribution of assets together with the holders of our common stock on an as-exercised basis.

The exercise price and number of the shares of our common stock issuable upon the exercise of the warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions, as described in the warrants. The warrants will be exercisable on a “cashless” basis in certain circumstances.

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the purchase warrants with the same effect as if such successor entity had been named in the purchase warrant itself. If holders of shares of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the purchase warrants following such fundamental transaction.

As part of the concurrent private placement, we have agreed to register for resale the shares of common stock issuable upon exercise of the unregistered warrants sold in the concurrent private placements.

S-11

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Greenberg Traurig, P.A.

EXPERTS

The consolidated financial statements of Nexentis Technologies, Inc. as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2025 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We also maintain a web site at www.nexentistech.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement.

S-12

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the SEC on May 14, 2026;

●	our Current Reports on Form 8-K filed with the SEC on January 12, 2026, January 13, 2026, February 25, 2026, February 26, 2026, March 17, 2026, April 6, 2026, April 30, 2026, May 27, 2026, June 12, 2026 and June 22, 2026; and

●	Description of our Securities (incorporated by reference to Exhibit 4.1 to our Annual Report Form 10-K filed with the SEC on April 1, 2024).

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: lital@nexentistech.com, Chief Financing Officer, Pinhas Sapir St. 3, Kiryat HaMada, Ness Ziona 7403626, Israel, telephone number (347) 468 9583.

S-13

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Subscription Rights

Debt Securities

Warrants

Units

NEXENTIS TECHNOLOGIES INC.

We may offer, issue and sell from time to time up to $100,000,000, of our common stock, preferred stock, subscription rights, debt securities, warrants and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to the shares of common stock, preferred stock, subscription rights, debt securities, warrants and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our shares of common stock are traded on the Nasdaq Capital Market under the symbol “NXTS.” The last reported sale price of our shares of common stock, as reported on the Nasdaq Capital Market on April 15, 2026 was $4.00.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was $5,198,640, which was calculated based on 730,459 shares of common stock outstanding, as of April 15, 2026, of which 673,616 shares were held by non-affiliates, and a price per share of $8.54 which was the closing sale price of our common stock on the Nasdaq Capital Market on February 25, 2026. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities pursuant to the registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a total price to the public of $100,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide this prospectus and a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the dates of their covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, publicly available information and industry publications and surveys. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus or in any document incorporated by reference, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Throughout this prospectus, unless otherwise designated, the terms “Nexentis,” “we,” “us,” “our,” or “our company” refer to Nexentis Technologies, Inc., and MitoCareX Bio Ltd., our wholly owned subsidiary (“MitoCareX”) and our wholly owned subsidiary, NITO Renewable Energy, Inc, which owns 70% of SB Storage 1 S.R.L.

1

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

2

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements in this prospectus and any accompanying prospectus supplement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

●	our efforts to complete and integrate current and/or future acquisitions and joint ventures, which could disrupt our current business activities and adversely affect our results of operations or future growth;

●	regulatory and compliance changes may adversely impact Solterra’s operations and our joint venture value;

●	joint venture and partnership risks may affect Solterra’s projects and our joint venture value;

●	our ability to implement potential synergies between us and MitoCareX;

●	operational and business opportunities available to us following the acquisition of MitoCareX;

●	international expansion of our business exposes us to business, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States or Israel;

●	the evolution of our business strategy may not be successful and we may require additional financing, have increased operational costs or experience other financial harm to our business and financial condition;

●	the effects of geopolitical events, including instability or the escalation of armed conflicts in the Middle East, including the security situation in Israel;

●	our ability to attract and retain sufficient, qualified personnel;

●	our ability to obtain or maintain patents or other appropriate protection for the intellectual property;

●	our ability to adequately support future growth;

●	potential product liability or intellectual property infringement claims;

●	portfolio concentration;

●	international expansion of our business and operations;

●	information with respect to any other plans and strategies for our business; and

●	other factors described in the documents incorporated by reference in this prospectus and any prospectus supplement.

As more fully described under the heading “Risk Factors” and elsewhere in this prospectus and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus in their entirety, many important factors affect our ability to achieve our stated objectives and to develop and commercialize any product candidates. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks and uncertainties set forth in our filings with the SEC. You should read this prospectus and the documents incorporated by reference herein and therein and any free writing prospectuses that we have authorized for use in this offering with the understanding that our actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

3

PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus.

Our Business

We are focused on sustainable operations in various industries such as solar projects, and oncology biotechnology. Our activities are advancing innovative oncology solutions through MitoCareX to improve cancer treatment outcomes.

We operate through our wholly-owned Israeli subsidiary and one joint venture:

MitoCareX Bio Ltd. – MitoCareX is a drug discovery company dedicated to the development of therapeutics related to cancer and inflammatory metabolic diseases by targeting the mitochondrial carrier family (SLC25A protein family) with a specific focus on one undisclosed SLC25A protein of interest. The company’s core technology and know-how relate to structural biology combined with computational chemistry – a knowledge that can be utilized for potentially each of the 53 protein members belonging to the SLC25A family (i.e., a platform-based drug discovery company). MitoCareX’s current focus is on Non-Small Cell Lung Cancer (NSCLC) and pancreatic cancer while in parallel assessing the efficacy of its developed compounds on inflammatory metabolic diseases. MitoCareX’s mission is to be the foremost biopharma company that develops and delivers transformative metabolic-based therapies that improve and extend the lives of patients.

Solterra Renewable Energy Ltd. – Solterra Renewable Energy Ltd., an Israeli corporation (“Solterra”), operates in the solar energy sector and presents certain investment opportunities in solar photovoltaic (“PV”) projects. Solterra is a wholly-owned subsidiary of Solterra Energy Ltd., an Israeli corporation (“Solterra Energy”). Solterra engages in the development of renewable energy projects through its subsidiaries. Currently, operations are conducted in Italy, Poland, and Germany, with potential expansion to additional countries in the future. Solterra’s business strategy primarily involves selling renewable energy projects to third parties at various stages of development, from the initial land identification and project advancement through construction, operation, or sale to a third party. Currently, most projects are expected to be sold at various development stages, with the possibility of a larger portion of projects being held long-term for operation by Solterra in the future. On February 24, 2025, we entered into a shareholders agreement with Solterra Brand Services Italy SRL (“SB”) and SB Impact 4 LTD (which on April 14, 2025 changed its name to SB Storage 1 S.R.L), a wholly owned subsidiary of SB (“SBI4”) pursuant to which we purchased 70% of SBI4 shares. We intend to continue to collaborate with Solterra as Solterra surveys the European solar energy market for additional projects.

Additionally, we currently own approximately 8.3% of Plantify Foods Inc. (“Plantify”), a Canadian-based public company listed on the TSX Canadian exchange that was previously engaged in the food tech industry primarily through its Israeli subsidiary, Peas of Bean Ltd. (“Peas of Bean”), which was involved in the production and distribution of clean label food. Peas of Bean’s factory and business operations, located in Kibbutz Gonen in the Golan Heights, was severely impacted by the ongoing war in Israel, and as a result Peas of Bean is in the process of voluntary insolvency proceedings. Currently, Plantify has no business activity and minimal liquidity.

We also own 19.99% of Voice Assist Inc., a shell company that is listed on the OTC marketplace. The 19.99% were issued to us as consideration for the sale of Save foods Ltd., our former subsidiary.

Corporate Information

Our principal executive offices are located at Pinhas Sapir St. 3, Kiryat HaMada, Ness Ziona 7403626, Israel and our telephone number is (347) 468-9583. Our website address is www.nexentistech.com. This website address is included in this prospectus as an inactive textual reference only. The information and other content appearing on our website are not part of this prospectus.

4

SELECTED CONSOLIDATED FINANCIAL DATA

The following table summarizes our consolidated financial data. The summary consolidated statements of comprehensive loss for the years ended December 31, 2025 and December 31, 2024 have been derived from our audited consolidated financial statements for the fiscal years ended December 31, 2025 and December 31, 2024 and related notes, which are incorporated by reference into this prospectus. Effective April 8, 2026, we effected a 1-for-7 reverse stock split. All shares and per-share numbers in the selected consolidated financial data have been retroactively restated to reflect this 1-for-7 reverse stock split. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. You should read the following summary of consolidated financial data together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements for the fiscal years ended December 31, 2025 and December 31, 2024, together with related notes, which are incorporated by reference into this prospectus. See the section “Incorporation of Certain Documents by Reference”.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(U.S. dollars except share and per share data)

	Year ended
	December 31
	2025	2024
Operating expenses:
Research and development expenses	(179,000)	-
General and administrative expenses, exclusive of depreciation and amortization	(5,109,000)	(3,283,000)
Change in fair value of contingent consideration	1,136,000	-
Depreciation and amortization	(78,000)	-
Operating loss	(4,230,000)	(3,283,000)
Financing expenses, net	(1,545,000)	(252,000)
Other income	1,811,000	428,000
Changes in fair value of investments measured under the fair value option	351,000	(1,212,000)
Net loss before tax	(3,613,000)	(4,319,000)
Income taxes	18,000	-
Net loss from continuing operation	(3,595,000)	(4,319,000)
Net loss from discontinued operations	(561,000)	(1,028,000)
Net loss	(4,156,000)	(5,347,000)
Less: net loss attributable to non-controlling interests	152,000	154,000
Net loss attributable to the Company’s stockholders’ equity	(4,004,000)	(5,193,000)

Loss per share from continuing operations (basic) (*)	(21.25)	(154.72)
Loss per share from discontinued operations (basic) (*)	(3.46)	(38.17)
Total loss per share (basic)	(24.71)	(192.89)

Weighted average number of shares of Common Stock outstanding - basic (*)	162,019	26,918

Loss per share from continuing operations (diluted) (*)	(56.70)	(154.72)
Loss per share from discontinued operations (diluted) (*)	(3.46)	(38.17)
Total loss per share (diluted)	(60.16)	(192.89)

Weighted average number of shares of Common Stock outstanding – diluted (*)	184,238	26,918
Comprehensive income (loss):
Net loss	(4,156,000)	(5,347,000)
Other comprehensive loss - Foreign currency translation adjustments	(17,000)	-
Comprehensive income (loss)	(4,173,000)	(5,347,000)
Other comprehensive income (loss) attributable to non-controlling interests	157,000	154,000
Comprehensive loss attributable to the Company’s stockholders	(4,016,000)	(5,193,000)

(*)	Adjusted to reflect one (1) for seven (7) reverse stock split in April 2026.

5

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, which may include additions to working capital, financing of capital expenditures, repayment of indebtedness, and acquisitions and strategic investment opportunities. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

6

THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;

●	preferred stock;

●	subscription rights;

●	debt securities;

●	warrants;

●	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, subscription rights, debt securities, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $100,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

7

DESCRIPTION OF CAPITAL STOCK

We have one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our shares of common stock, par value $0.0001. The following is a summary of some of the terms of our common stock based on our amended and restated articles of incorporation and our amended and restated bylaws. The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of our amended and restated articles of incorporation, our amended and restated bylaws as well as the Nevada Revised Statutes and any other documents referenced in the summary and from which the summary is derived.

General

The following description of our capital stock is intended as a summary only. We refer you to our Articles of Incorporation and Bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Nevada Revised Statutes.

Name of exchange on which registered

Our common stock is listed on the Nasdaq Capital Market under the symbol “NXTS”.

Common Stock

The Company’s Articles of Incorporation authorizes 495,000,000 shares of common stock, par value $0.0001 per share.

As of April 15, 2026, there were 730,459 shares of common stock outstanding.

On September 22, 2025, our 1-for-35 reverse stock split became effective. On April 8, 2026, our 1-for-7 reverse stock split became effective.

We implemented a 1-for-35 reverse stock split of our outstanding common stock, which became effective on the Nasdaq Capital Market on September 22, 2025, or the September Reverse Stock Split. As a result of the September Reverse Stock Split, every thirty-five shares of common stock outstanding immediately prior to effectiveness were combined and reclassified into one share of common stock. On April 8, 2026, we effected a 1-for-7 reverse stock split of our outstanding common stock, or the April Reverse Stock Split, and together with the September Reverse Stock Split, the Reverse Stock Splits. As a result of the April Reverse Split, every seven shares of common stock outstanding immediately prior to effectiveness were combined and reclassified into one share of common stock. No fractional shares were issued in connection with the Reverse Stock Splits; any fractional shares were rounded to the nearest whole share. The number of authorized shares of common stock and the par value per share were not affected by the Reverse Stock Splits. The share and per share information in this prospectus have been adjusted for the Reverse Stock Splits, however, share and per share information have not been adjusted in information and documents incorporated by reference into this prospectus, which were originally filed prior to September 22, 2025 or prior to April 8, 2026, as applicable.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights, preemptive, conversion, redemption or subscription rights and there are no sinking fund provisions applicable to our common stock.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, holders of our common stock have the right under Section 78.590 of the Nevada Revised Statutes to a ratable portion of assets remaining after satisfaction in full of the prior rights of our creditors, all liabilities and the total liquidation preferences of any outstanding shares of preferred stock.

Dividends

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available.

Preferred Stock

Our Articles of Incorporation authorizes 5,000,000 shares of preferred stock, par value $0.0001 per share. As of April 15, 2026, there were no shares of preferred stock outstanding. The board of directors is authorized to provide for the issuance of these unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof.

Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Nevada Revised Statutes, and our Articles of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;
●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;
●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;
●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;
●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;
●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;
●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and
●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms.

8

Anti-Takeover Provisions

The provisions of Nevada Revised Statutes, our Articles of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Articles of Incorporation and Bylaw Provisions

Our Articles of Incorporation and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●	Board of directors’ vacancies. Our Articles of Incorporation provide that vacancies on the board of directors may be filled only by the affirmative vote of two-thirds of the directors then in office, irrespective of whether there is a quorum. Additionally, the number of directors to serve on our board of directors is fixed solely and exclusively by resolution duly adopted by our board of directors. This would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

●	Staggered Board. Our Articles of Incorporation provide that the board of directors shall be divided into three classes, Class I, Class II and Class III, with each class having as equal a number of members as reasonably possible, with staggered three-year terms. This could discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and to cause us to take other corporate actions they desire.

●	Special meetings of stockholders. Our Articles of Incorporation and Bylaws provide that special meetings of our stockholders may be called by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, and special meetings of stockholders may not be called by any other person or persons.

●	No cumulative voting. Nevada Revised Statutes provide that a Nevada corporation may provide for cumulative voting.in the election of directors so long as certain procedures are followed. Our Articles of Incorporation do not provide for cumulative voting.

●	Amendment of Articles of Incorporation. Any amendment of our Articles of Incorporation requires the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class. Amendments to the Bylaws may be executed pursuant to a resolution by the board of directors pursuant to an affirmative vote of a majority of the directors then in office, or by the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote.

●	Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock, which may be converted into large numbers of shares of Common Stock, would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

●	Nevada Business Combination Statute. We are subject to the “business combination” provisions of Nevada Revised Statutes. In general, Sections 78.411 to 78.444 of the Nevada Revised Statutes prohibits a Nevada corporation with at least 200 stockholders from engaging in a business combination with an interested stockholder for a period of two years following the date such person becomes an interested stockholder, unless the business combination or the transaction in which such person becomes an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within two years prior to the determination of interested stockholder status did own, 10% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, and the anti-takeover effect includes discouraging attempts that might result in a premium over the market price for the shares of our common stock.

●	Exclusive forum. Unless we consent in writing to the selection of an alternative forum, the state and federal courts of the State of Nevada are the sole and exclusive forums for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Nevada Revised Statutes, our Articles of Incorporation or our By-laws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Transfer Agent

The transfer agent and registrar for our common stock is Securities Transfer Corporation. The transfer agent and registrar’s address is 2901 N Dallas Parkway, Suite 380, Planto, Texas 75093. The transfer agent’s telephone number is (469) 633-0101.

9

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our shares of common stock, preferred stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”. We urge you to read the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

10

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior and subordinated debt securities under indentures by and among us, certain of our subsidiaries, if any, and a trustee to be named in the senior indenture, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and we may supplement the indenture from time to time.

This prospectus summarizes the material provisions of the indentures and the debt securities that we may issue under the indentures. This summary is not complete and may not describe all of the provisions of the indentures or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture and debt securities that are filed as exhibits to the registration statement of which this prospectus forms a part and any definitive indentures, supplemental indentures and forms of debt securities that are incorporated by reference as exhibits to such registration statement.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement.

In the summary below, we have included references to the section numbers of the indentures so that you can easily locate the related provisions in the indentures for additional detail. You should also refer to the applicable indenture for the definitions of any capitalized terms that we use below but do not define in this prospectus. When we refer to particular sections of the indentures or to defined terms in the indentures, we intend to incorporate by reference those sections and defined terms into this prospectus.

Terms

The debt securities will be our direct obligations. The amount of debt securities we may offer under this prospectus is unlimited as to principal amount. We may issue the debt securities, from time to time and in one or more series, established in or pursuant to authority granted by one or more resolutions of our board of directors, and set forth in, or determined in the manner provided in, an officers’ certificate, or established in one or more supplemental indentures. We may issue debt securities with terms different from those of our previously issued debt securities.

Each indenture provides that there may be more than one trustee under such indenture, each such trustee with respect to one or more series of debt securities. Any trustee under the indentures may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons act as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, each trustee may take any action described in this prospectus only with respect to the one or more series of debt securities for which it is trustee under the relevant indenture.

You should refer to the applicable supplement to this prospectus relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

●	the title of the debt securities, whether the debt securities will be guaranteed and the identity of the guarantor or guarantors, if any;

●	the total principal amount of the debt securities and any limit on the total principal amount;

●	the price, expressed as a percentage of the principal amount of the debt securities, at which we will issue the debt securities and any portion of the principal amount payable upon acceleration of the debt securities;

●	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our shares of common stock, or any of our other securities or property;

11

●	if the debt securities are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

●	the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities and the amount of principal we will be obligated to pay;

●	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

●	whether the debt securities rank as senior, senior subordinated or subordinated or any combination thereof and the terms of any subordination;

●	the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities, the dates on which we will be obligated to pay any interest, the regular record dates, if any, for the interest payments, or the method by which the dates will be determined, the persons to whom we will be obligated to pay interest and the basis upon which interest will be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

●	the place or places where the principal of, and any premium, make-whole amount, interest or additional amounts on, the debt securities will be payable, where the holders of the debt securities may surrender their debt securities for conversion, transfer or exchange, and where the holders may serve notices or demands to us in respect of the debt securities and the indenture;

●	whether the debt securities will be in registered or bearer form, and the terms and conditions relating to the form, and, if in registered form, the denominations in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000;

●	the identity of the trustee of the debt securities of the series and, if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

●	the period or periods during which the price or prices, including any premium at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities at our option, if we have such an option;

●	any obligation that we have to redeem, repay or purchase debt securities under any sinking fund or similar provision or at the option of a holder of debt securities and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities under that obligation;

●	the currency or currencies in which we will sell the debt securities and in which the debt securities will be denominated and payable;

●	whether the amount of payment of principal of, and any premium, make-whole amount or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

●	whether the principal of, and any premium, make-whole amount, additional amounts or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent responsible for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

●	the designation of the initial exchange rate agent, if any, or any depositaries;

12

●	any provisions granting special rights to the holders of the debt securities of the series at the occurrence of named events;

●	any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the indenture;

●	whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions, including whether any debt securities will be issued in temporary and/or permanent global form, and if so, whether the owners of interests in any permanent global debt security may exchange those interests for debt securities of that series and of like tenor of any authorized form and denomination and the circumstances under which any exchanges may occur, if other than in the manner provided in the indenture, and, if debt securities of or within the series are to be issuable as a global debt security, the identity of the depositary for such series;

●	the date as of which any bearer securities, and/or temporary global debt security representing outstanding securities of or within the series will be dated if other than the date of original issuance of the first debt security of the series to be issued;

●	if the debt securities will be issued in definitive form only upon our receipt, or the trustee’s receipt, of certificates or other documents, or upon the satisfaction of conditions, a description of those certificates, documents or conditions;

●	if the debt securities will be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

●	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, as described below under “Modification of the Indentures—Discharge, Defeasance and Covenant Defeasance”;

●	any applicable U.S. federal income tax consequences, including whether and under what circumstances we will pay any additional amounts, as contemplated in the indenture on the debt securities, to any holder who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay additional amounts, whether, and on what terms, we will have the option to redeem the debt securities in lieu of paying the additional amounts;

●	the provisions, if any, relating to any security provided for the debt securities of the series;

●	any other covenant or warranty included for the benefit of the debt securities of the series;

●	any proposed listing of the debt securities on any securities exchange or market; and

●	any other terms of the debt securities or of any guarantees issued in connection with the debt securities not inconsistent with the provisions of the indenture.

The debt securities may provide for our payment of less than their entire principal amount if their maturity is accelerated as a result of the occurrence and continuation of an event of default. If this is the case, the debt securities would have what is referred to as “original issue discount.” Any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currencies or currency exchange rates, commodity prices, equity indices or other factors. Holders of debt securities with these features may receive payment of a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on the applicable dates, depending upon the value on those dates of the applicable currencies or currency exchange rates, commodity prices, equity indices or other factors.

13

Information as to the methods for determining the amount of principal or interest payable on any date, the currencies or currency exchange rates, commodity prices, equity indices or other factors to which the amount payable on that date is linked and additional tax considerations will be included in the applicable prospectus supplement. All debt securities of any one series will be substantially identical, except as to denomination and except as may otherwise be provided by an officers’ certificate or in any supplement to the applicable indenture. We are not required to issue all of the debt securities of a series at the same time, and, unless otherwise provided in the applicable indenture, supplemental indenture or officers’ certificate, we may re-open a series without the consent of the holders of the debt securities of that series to issue additional debt securities of that series.

The indentures do not contain any provisions that limit our ability to incur indebtedness or that would protect holders of debt securities in the event we become a party to a highly-leveraged or similar transaction in which we would incur or acquire a large amount of additional debt, but such provisions may appear in the applicable prospectus supplement. You should refer to the applicable prospectus supplement for information regarding any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

Debt securities may be issued and unconditionally and irrevocably guaranteed by us or certain of our subsidiaries, if any, that are listed as guarantors in the applicable supplement to this prospectus. Any guarantee would cover the timely payment of the principal of, and any premium, make-whole amount, interest or sinking fund payments on, the debt securities, whether we make the payment at a maturity date, as a result of acceleration or redemption or otherwise. We will more fully describe the existence and terms of any guarantee of any of our debt securities by us or our subsidiaries in the prospectus supplement relating to those debt securities.

Denominations, Interest, Registration and Transfer

Unless the applicable prospectus supplement states otherwise, any debt securities of any series that we issue in registered form will be issued in denominations of $1,000 and multiples of $1,000, and debt securities of any series that we issue in bearer form will be issued in denominations of $5,000.

Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, make-whole amount or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, initially, the corporate trust office of the trustee to be named in the senior indenture. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States. We may at any time designate additional paying agents or rescind designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies that we pay to a paying agent for the payment of any principal of, or any premium, make-whole amount, interest or additional amounts on, any debt security which remains unclaimed at the end of two years after that payment became due and payable will be repaid to us. After that time, the holder of the debt security will be able to look only to us for payment.

Any interest that we do not punctually pay on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and may either:

●	be paid to the holder at the close of business on a Special Record Date for the payment of defaulted interest, to be determined by the trustee; or

●	be paid at any time in any other lawful manner, as more fully described in the indentures.

14

Subject to certain limitations imposed upon debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and of the same total principal amount and authorized denomination upon the surrender of the debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the trustee. Every debt security surrendered for conversion, transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge for any transfer or exchange of any debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with the transfer or exchange.

If the applicable prospectus supplement refers to us designating any transfer agent for any series of debt securities, in addition to the trustee, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.

Neither we nor any trustee will be required to do any of the following:

●	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of 15 business days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

●	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

●	exchange any debt security in bearer form that is selected for redemption, except that a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form must be simultaneously surrendered for redemption; or

●	issue or register the transfer or exchange of any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that will not be partially or entirely repaid.

Global Debt Securities

The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a custodian for a depositary identified in the prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, we will issue one or more global securities in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. We expect that any global securities issued in the United States would be deposited with The Depositary Trust Company, as depositary or its custodian. We may issue any global securities in fully registered form on a temporary or permanent basis. Unless and until a global security is exchanged for debt securities in definitive registered form, a permanent global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

The specific terms of the depositary arrangement with respect to any series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security, or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in an offering of the debt securities, or by us or the trustee if we are directly offering the debt securities. The participants’ ownership, and any transfer, of a registered global security will be shown on records maintained by the depositary, and ownership of persons who hold debt securities through participants will be reflected on the records of the participants. State and federal laws may impair a person’s ability to own, transfer or pledge interests in a registered global security.

15

So long as the depositary or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the depositary’s procedures and, if that person is not a participant, on the procedures of the participant through which that person owns its interest to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, make-whole amount, interest or additional amounts on a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee, the paying agent nor the registrar, nor any other agent of ours or of the trustee, will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that once the depositary receives any payment of principal of, any premium, make-whole amount, interest or additional amount on, a registered global security, the depositary will immediately credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security, as shown on the records of the depositary. We also expect that payments by the participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we do not appoint a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more global securities, and, in such event, we will issue debt securities in definitive form in exchange for all of the global security or securities representing the debt securities. We will register any debt securities issued in definitive form in exchange for a global security in the name or names that the depositary provides to the trustee. We expect that those names will be based upon directions received by the depositary from the participants with respect to ownership of beneficial interests in the global security.

Debt securities in bearer form may also be issued in the form of one or more global securities that will be deposited with a common depositary for Euroclear and Clearstream, or with a nominee for the depositary identified in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the specific terms and procedures of the depositary arrangement, including the specific terms of the depositary arrangement and any specific procedures, for the issuance of debt securities in definitive form in exchange for a global security in bearer form, with respect to any portion of a series of debt securities to be represented by a global security in bearer form.

16

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, trust or entity provided that:

●	we are the survivor in the transaction, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States, or the State of Israel, which entity expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, make-whole amount, interest and additional amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

●	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction as having been incurred by us or our subsidiary at the time of the transaction, there is no event of default under the applicable indenture and no event which, after notice or the lapse of time, or both, would become an event of default; and

●	we deliver an officers’ certificate and an opinion of our legal counsel, each as to the satisfaction of conditions contained in the applicable indenture.

This covenant would not apply to any recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt, unless the transactions or change of control included a merger, consolidation or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indentures providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt.

Certain Covenants

Provision of Financial Information

Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will file annual reports and other documents with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act as if we were so subject, on or prior to the dates by which we are or would have been required to file those documents if we were so subject. In any event, we will:

●	file with the applicable trustee copies of the annual reports and other documents that we are or would be required to file with the SEC under Sections 13 and 15(d) of the Exchange Act within 15 days of each of the respective dates by which we are or would have been required to file those reports with the SEC; and

●	promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to holders and any prospective holders of debt securities if filing those documents with the SEC is not permitted under the Exchange Act.

Additional Covenants

Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Except as otherwise provided in the applicable prospectus supplement, the following events are “events of default” with respect to any series of debt securities that we may issue under the indentures:

●	we fail for 30 days to pay any installment of interest or any additional amounts payable on any debt security of that series;

●	we fail to pay the principal of, or any premium or make-whole amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

●	we fail to make any sinking fund payment as required for any debt security of that series;

17

●	we breach or fail to perform any covenant or warranty contained in the applicable indenture, other than a covenant added solely for the benefit of a different series of debt securities issued under the applicable indenture or except as otherwise provided for in the applicable indenture, and our breach or failure to perform continues for 60 days after we have received written notice in accordance with the applicable indenture of our breach or failure to perform;

●	we default under a bond, debenture, note, mortgage, indenture or instrument evidencing indebtedness for money borrowed by us, or by any subsidiaries of ours that we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, that has a principal amount outstanding of $20,000,000 or more, other than indebtedness which is non-recourse to us or our subsidiaries, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the indebtedness has not been discharged or the acceleration has not been rescinded or annulled, within 30 days after written notice was provided to us in accordance with the applicable indenture;

●	the bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or appointment of a trustee for us or of any of our Significant Subsidiaries, or for all or substantially all of our properties or the properties of our Significant Subsidiaries; and

●	any other event of default described in the applicable prospectus supplement and indenture.

If there is a continuing event of default with respect to outstanding debt securities of a series, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified by the terms of those debt securities and any premium or make-whole amount on the debt securities of that series; provided, however, that upon the occurrence and continuation of certain defaults related to bankruptcy or insolvency, the principal (or, if any debt securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all the outstanding debt securities of that series and any accrued interest through the occurrence of such Event of Default, shall become due and payable immediately, without any declaration or other act by the trustee or any other holder. However, at any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if:

●	we pay or deposit with the trustee all required payments of the principal of, and any premium, make-whole amount, interest, and additional amounts on, the applicable series of debt securities, plus fees, expenses, disbursements and advances of the trustee; and

●	all events of default, other than the nonpayment of accelerated principal, premium, or interest, with respect to the applicable series of debt securities have been cured or waived as provided in the indentures.

The indentures also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences (except in respect of certain events of default related to bankruptcy or insolvency, the waiver of which requires approval of a majority in principal amount of all outstanding debt securities under the applicable indenture), except a default involving:

●	our failure to pay the principal of, and any premium, make-whole amount, interest or additional amounts on, any debt security; or

●	a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

18

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a Responsible Officer of the trustee unless the default has been cured or waived. The trustee may, however, withhold notice of default if the Responsible Officers of the trustee in good faith determine that the withholding of such notice is in the interests of the holders of the debt securities of that series unless the default relates to:

●	our failure to pay the principal of, and any premium, make-whole amount, interest or additional amounts on, any debt security of that series; or

●	any sinking fund installment for any debt securities of that series.

Each indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the trustee fails to act for 60 days after it has received a written notice of a continuing event of default with respect to the debt securities of that series from such holder and a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series (except in respect of certain events of default related to bankruptcy or insolvency, which requires the written request of not less than 25% in principal amount of all outstanding debt securities under the applicable indenture), as well as an offer of indemnity satisfactory to the trustee; provided, that no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, make-whole amount, interest or additional amounts on, the debt securities at their respective due dates.

Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it. Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of all outstanding debt securities under the applicable indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee may, however, refuse to follow any direction which conflicts with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction.

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating that officer’s knowledge of our compliance with all the conditions and covenants under the applicable indenture, and, in the event of any noncompliance, specifying the noncompliance and the nature and status of the noncompliance.

Modification of the Indentures

Modification Without Consent of the Holders

Together with the trustee, we may, when authorized by our Board of Directors, modify each of the indentures without the consent of any holder of debt securities for any of the following purposes:

●	to evidence the succession of another person to us as obligor under the indenture;

●	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

●	to add events of default for the benefit of the holders of all or any series of debt securities;

●	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

19

●	to add, change or eliminate any provisions of the indenture, provided that any addition, change or elimination shall neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any debt security with respect to such provision or become effective only when there are no outstanding debt securities;

●	to secure previously unsecured debt securities;

●	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our shares of common stock or other securities or property;

●	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

●	to make any provision with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

●	to cure any ambiguity, defect or inconsistency in the indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture;

●	to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

●	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

Modification With Consent of Holders

Together with the trustee, we may, when authorized by our Board of Directors, also make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. Without the consent of each affected holder, however, no modification to either indenture may:

●	change the stated maturity of the principal of, or any premium, make-whole amount or installment of principal of, or interest on, any debt security;

●	reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, or any additional amounts payable with respect to, any debt security or change any obligation to pay additional amounts except as permitted by the indenture;

●	reduce the amount of principal of an original issue discount security or make-whole amount that would be due and payable upon declaration of acceleration of the maturity of the original discount or other security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

●	change the place of payment or the currency or currencies of payment of the principal of, and any premium, make-whole amount, interest, or additional amounts on, any debt security;

●	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

●	reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

●	make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security; or

●	modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage of holders necessary to effect that action or to provide that other provisions may not be modified or waived without the consent of the holder of the debt security.

20

Documentation

Any modification or amendment of an indenture, whether effected with or without the consent of any holder, will be documented in a supplemental indenture.

Discharge, Defeasance and Covenant Defeasance

Unless the terms of a series of debt securities provide otherwise, under the indentures, we may discharge some of our respective obligations to holders of any series of debt securities that:

●	have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year; or

●	are scheduled for redemption within one year.

We can discharge these obligations by irrevocably depositing with the trustee funds in the currency or currencies in which the debt securities are payable in an amount sufficient to pay and discharge the entire indebtedness on those debt securities, including principal of, and any premium, make-whole amount, interest and additional amounts on, the debt securities on and up to the date of such deposit, or, if the debt securities have become due and payable, on and up to the stated maturity or redemption date, as the case may be.

In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

●	to defease and be discharged from any and all obligations with respect to the debt securities, except, among other things, our obligations to the holders of Outstanding Securities;

●	pay any additional amounts upon the occurrence of several particular tax and other events;

●	pay the fees, expenses and indemnitees of the trustee;

●	register the transfer or exchange of the debt securities;

●	replace temporary or mutilated, destroyed, lost or stolen debt securities;

●	maintain an office or agency for the debt securities; and

●	hold monies for payment in trust; or

●	to be released from our obligations with respect to the debt securities under sections of the applicable indenture described under “Certain Covenants” or, if permitted by the terms of the debt securities, our obligations with respect to any other covenant.

If we choose to be released from our respective obligations under the covenants, any failure to comply with any of the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities. However, to make either election, we must irrevocably deposit with the trustee an amount, in such currency or currencies in which the debt securities are payable at their stated maturity, or in Government Obligations, or both, that will provide sufficient funds to pay the principal of, and any premium, make-whole amount, interest and additional amounts on, the debt securities, and any mandatory sinking fund or similar payments on the debt securities, on the relevant scheduled due dates.

21

We may defease and discharge the obligations, as described in the preceding paragraphs, only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

●	the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and

●	in the case of defeasance, the opinion of counsel must refer to, and be based upon, a ruling of the Internal Revenue Service, or IRS, or a change in applicable U.S. federal income tax laws occurring after the date of the applicable indenture.

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

●	the holder of a debt security of the series elects to receive payment in a currency other than that in which the deposit has been made in respect of the debt security; or

●	a conversion event, as defined below, occurs in respect of the currency in which the deposit has been made,

then the indebtedness represented by the debt security will be fully discharged and satisfied through the payment of the principal of, and any premium, make-whole amount and interest on, the debt security as they become due, and additional amounts, if any, out of the proceeds yielded by converting the amount deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the holder’s election or the conversion event based on the applicable market exchange rate.

Unless otherwise provided in the applicable prospectus supplement, a “conversion event” means the cessation of use of:

●	a currency issued by the government of one or more countries other than the United States, both by the government of the country that issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

●	the European Community, both within the European Monetary System and, for the settlement of transactions, by public institutions of or within the European Community; or

●	any currency for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, we will make all payments of principal of, and any premium, make-whole amount, interest and additional amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance in United States dollars.

In the event that we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of an event of default other than:

●	the event of default described in the fourth bullet under “Certain Covenants—Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series; or

●	the event of default described in the sixth bullet under “Certain Covenants—Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance,

22

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may describe any additional provisions permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

The terms on which debt securities of any series may be convertible into or exchangeable for our shares of common stock or other securities or property will be described in the applicable prospectus supplement. These terms will include:

●	the conversion or exchange price, or the manner of calculating the price;

●	the exchange or conversion period;

●	whether the conversion or exchange is mandatory, or voluntary at the option of the holder or at our option;

●	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

●	the means of calculating the number of shares of our shares of common stock or other securities or property of us to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our shares of common stock, may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable prospectus supplement (Article Sixteen).

Governing Law

The indentures will be governed by the laws of the State of New York.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

23

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase shares of common stock, preferred stock and/or debt securities in one or more series. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	material Israeli and United States federal income tax consequences, if any;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement and warrant certificate if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”. We urge you to read the applicable warrant agreement and warrant certificate and any applicable prospectus supplement in their entirety.

24

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

25

FORMS OF SECURITIES

Each debt security and, to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

26

Principal, premium, if any, interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

27

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

28

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

29

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, shares of common stock, preferred stock or warrants may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

30

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Greenberg Traurig, P.A. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Nexentis Technologies, Inc. as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2025 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

31

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as this registration statement and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov. Copies of these documents may also be accessed on our website at www.nexentistech.com/. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.

32

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026; and

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 15, 2025, August 14, 2025 and November 13, 2025, respectively;

●	our Current Report on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on April 6, 2026; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 11, 2021, including any further amendments and reports filed for the purpose of updating such description.

We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests by one of the following methods. Attention: Chief Financial Officer, Nexentis Technologies, Inc., Pinhas Sapir St. 3, Kiryat HaMada, Ness Ziona 7403626, Israel, (347) 468-9583. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at https://www.nexentistech.com/. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

33

410,998 Shares of Common Stock

Nexentis Technologies Inc.

PROSPECTUS SUPPLEMENT

June 22, 2026